                                                                    EXHIBIT 10.1


                       DOMAIN PORTFOLIO PURCHASE AGREEMENT
                       -----------------------------------

         THIS AGREEMENT (hereinafter the "Agreement") made this 23rd day of December, 2004, by and among EASYLINK SERVICES CORPORATION, a Delaware corporation with its principal place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 (hereinafter the "Seller"); NJ DOMAINS LLC, a New Jersey limited liability company with an address of 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter the "Buyer"); and GERALD GORMAN, an individual with an address of 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "Gorman"). The Seller, the Buyer and Gorman are each a "Party" and together the "Parties."

                               W I T N E S S E T H

         WHEREAS, the Seller is the record or beneficial registrant of the Internet domain names listed on Exhibit I hereto (hereinafter, each a "Name" and collectively the "Portfolio"), and the Seller directly or indirectly through one or more subsidiaries owns the Shares (as defined in Article One, Section 2); and

         WHEREAS, Gorman is a Director and Chairman of the Board of Seller; and

         WHEREAS, the Seller has determined to sell the Portfolio and the Shares; and

         WHEREAS, Gorman made a proposal to purchase the Portfolio and the Shares; and

         WHEREAS, the Board of Directors of the Seller appointed a Special Committee of the Board of Directors to review and evaluate Gorman's proposal; and

         WHEREAS, the Special Committee, having considered the value of the Portfolio and the value of Gorman's proposal (as amended from time to time since the initial offer), and having reviewed the offers or indications of interest of third parties for the Portfolio or portions thereof, has determined that it is in the best interests of the Seller to sell, and has recommended that the Board of Directors of the Seller approve the sale of, the Portfolio to the Buyer, an entity controlled by Gorman, under the terms and conditions set forth herein;

         WHEREAS, the Board of Directors of the Seller having considered the recommendation of the Special Committee, has approved the sale of the Portfolio and the Shares to Buyer under the terms and conditions set forth herein;

         NOW THEREFORE, The Buyer, the Seller, and Gorman agree as follows:

                                   ARTICLE ONE
                            TERMS OF THE TRANSACTION

1. Purchase and Sale of the Portfolio Generally

         Upon the terms and conditions contained herein, the Seller hereby sells, transfers and assigns all of the Seller's right, title and interest in, to and under the Portfolio to the Buyer and the Buyer hereby buys all of the Seller's right, title and interest in, to and under the Portfolio including any IP Rights (as hereinafter defined) that Seller may have in the Portfolio. Except as set forth below in Section 2, the "Sale" of the Portfolio (or of an individual Name) as used herein means the authorization by the Seller of a change of registration of all the Names within the Portfolio (or of a Name) from the current registrant (which is either the Seller, a nominee for the Seller, or a predecessor corporation of the Seller) to the Buyer.

2. Purchase and Sale of Specific Names and Rights

         a. Asia.com Names

         The Seller is the registrant of record for "Asia.com" and "Singapore.com" (hereinafter the "Asia.com Names"), but the beneficial registrant of the Asia.com Names is Asia.com, Inc., a corporation formed in accordance with the laws of the state of Delaware and majority- owned by the Seller. Therefore, with respect to the Asia.com Names, Sale shall mean that the Seller is transferring to the Buyer, and the Buyer is accepting, all of the Seller's and its subsidiaries' shares of capital stock of Asia.com, Inc. (the "Asia.com Shares"), including all the rights, powers, obligations, and liabilities appurtenant thereto. The Buyer acknowledges receipt of the stock certificates numbered [____] together with an executed stock power in the form attached hereto as Exhibit A. Each of the Asia.com Names shall be deemed to be a Name and to be part of the Portfolio subject to the terms of this Agreement.

         b. India.com Names

         The Seller is the registrant of record for "India.com," "Cleanbowled.com," "Dvaar.com," "Indiamoves.com," "Indiawrites.com," "MyIndia.com," "Tadka.com," "Takdhinadhin.com," Timepass.com," and "Newdelhi.com" (hereinafter the "India.com Names") but the beneficial registrant of the India.com Names is India.com, Inc., a corporation formed in accordance with the laws of the state of New Jersey and wholly-owned by Seller. Therefore, with respect to the India.com Names, Sale shall mean that the Seller is transferring to the Buyer, and the Buyer is accepting, all of the Seller's and its subsidiaries' shares of capital stock of India.com, Inc. (the "India.com Shares;" together with the Asia.com Shares, the "Shares"), including all the rights, powers, obligations, and liabilities appurtenant thereto, provided however that the Seller shall be responsible for any liabilities set forth on Exhibit B (hereinafter "Excluded Liabilities"). Each of the India.com Names shall be deemed to be a Name and to be part of the Portfolio subject to the terms of this Agreement.



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         c. Telephone Number

         The Seller is the registrant of record of the telephone number "212-425-4200" and the Seller hereby sells, transfers and assigns all of the Seller's right, title and interest in, to, and under said telephone number to the Buyer. The Seller agrees to use its best efforts to transfer said telephone number to the Buyer. The telephone number is not subject to the Domain Call Option set forth below.

3. Closing of the Purchase and Sale

         The Closing of the Sale is simultaneous with the execution of this Agreement this even date.

4. Purchase Price

         In consideration for the Sale of the Portfolio and the Shares to the Buyer, the Buyer and Gorman shall provide the following consideration to the
Seller:

         a. Consideration at Closing

            The Buyer and Gorman are providing the following consideration at the Closing:

            i. Cash

            One Million U.S. Dollars (US$1,000,000.00) delivered by the Buyer, either by certified bank check or wire transfer of immediately available funds, simultaneously with the execution of this Agreement.

            ii. Conversion of Class B Stock

            The conversion of the One Million (1,000,000) shares of Class B common stock of the Seller owned by Gorman into Class A common stock, such conversion performed in accordance with the terms and conditions of the Seller's Amended and Restated Certificate of Incorporation. Simultaneous with the execution of this Agreement, Gorman has executed a Notice to Convert, in the form attached hereto as Exhibit C, and delivered said Notice to Convert to the Seller together with the stock certificate or certificates representing such shares. The Seller acknowledges receipt of such Notice to Convert.

            iii. Termination of Employment Agreement

            The termination of employment under, and the amendment of the Employment Agreement by and between Gorman and the Seller, dated November 12, 2002, and amended on November 12, 2003. Simultaneous with the execution of this Agreement, Gorman has terminated his employment under said Employment Agreement, in the form attached hereto as Exhibit D, and delivered said termination to the Seller. The Seller acknowledges receipt of such termination.



                                       3

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         b. Post Closing Consideration

            The Buyer and Gorman agree to provide additional consideration to the Seller following the Closing as follows:

            i. Domain Revenue Share

            The Buyer shall pay to the Seller the following amounts:

                  (1) For the period running from the date of this Agreement to the last day of the month during which the first (1st) anniversary of this Agreement occurs (hereinafter the "First Year"): The Buyer shall make no payments during the First Year.

                  (2) For two consecutive twelve (12) month periods running from the conclusion of the First Year (hereinafter each twelve month period a "Fifteen Percent Year" and together the "Fifteen Percent Years"): Fifteen percent (15%) of all revenue earned by the Buyer from the licensing, lease or other use of any Name or from the Shares.

                  (3) For two consecutive twelve (12) month periods running from the conclusion of the second Fifteen Percent Year (hereinafter each twelve month period a "Ten Percent Year" and together the "Ten Percent Years"):
                           Ten percent (10%) of all revenue earned by the Buyer from the licensing, lease or other use of any Name or from the Shares.

            The period of license or other use of a Name or the time of declaration of a distribution in respect of the Shares shall be determinative of the appropriate percentage of Domain Revenue Share to be paid to the Seller, regardless of the date of actual receipt of payments by the Buyer. By way of example, if a license payment is due to the Buyer for use of a Name during the First Year, then no Domain Revenue Share shall be due to the Seller regardless of when the license revenue is actually received by the Buyer. If a license payment is due for use of a Name during the Fifteen Percent Years, but the payment is late and made during the Ten Percent Years, the Domain Revenue Share shall nevertheless be fifteen percent (15%).

            For purposes of this provision, the amount of "revenue" shall mean the amounts actually received by the Buyer at any time for the licensing, lease or other use of a Name, excluding any applicable refunds and sales and VAT taxes, or from distributions in respect of Shares. "Revenue" shall include all receipts by the Buyer in connection with any Name or the Shares, regardless of how such receipt is characterized or from whom it is received, excluding any applicable refunds and sales and VAT taxes. If the Buyer shall make direct use of a Name, then "revenue" shall include all revenue generated by the Buyer's use of the Name. During the Control Period (as defined below), the Buyer shall accept only cash as consideration for the licensing, lease or other use of any Name. However, the Buyer may accept non-cash consideration if the following conditions are met: (i) the Seller receives its applicable percentage of each kind of consideration; and (ii) the Buyer has obtained the prior approval of the Seller for non-cash consideration which approval shall not be unreasonably withheld.


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            All amounts due hereunder shall be paid by the Buyer to the Seller within thirty (30) days of the conclusion of the Fifteen Percent Year or Ten Percent Year during which such revenue was received by the Buyer.

            ii. Seller Approval

                (1) Required Approvals

                    Except as provided below, during the First Year, Fifteen Percent Years, and Ten Percent Years (hereinafter collectively the "Control Period"), the Buyer shall not, directly or indirectly, voluntarily or involuntarily:

                    (a) sell, transfer, assign or otherwise dispose of (including any disposition occurring by merger, consolidation or operation of law involving Buyer or any other person) any Name or any of the Shares; or

                    (b) grant any security interest, lien or other encumbrance (other than the grant of any license, lease or other right to use the Name that does not violate the time restriction contained in clause (c) below) upon any of Buyer's right, title and interest in, to or under any Name (hereinafter each a "Security Interest" and collectively "Security Interests") or any of the Shares unless (i) any such Security Interest is fully subordinated to the rights of the Seller under this Agreement, including the Domain Revenue Share and the Domain Call Option; (ii) the Seller's rights under this Agreement are recorded and of public record through the filing of a Form UCC-1 Financing Statement or otherwise; (iii) prior to the creation of any Security Interest, the prospective secured party is notified of the existence of the Domain Call Option and agrees to permit full pre-payment without premium or penalty of the Buyer's secured debt in the event the Seller exercises the Domain Call Option; (iv) the cash proceeds received by the Buyer from the Seller's exercise of the Domain Call Option are used to fully retire the Buyer's debt secured by the Security Interests; and (v) at all times prior to the expiration of the Domain Call Option, the aggregate value of all debt secured by Security Interests shall not exceed two million two hundred fifty thousand dollars ($2,250,000); or

                    (c) grant any license, lease or other right to use any Name (whether by re-direction of Internet traffic for the Name to any other Internet site or otherwise) which allows such license, lease or use of such Name after the Control Period; or

                    (d) use or permit any other person to use the Names in any manner that is in violation of applicable law or the rights of any third parties (it being understood that the Buyer may comply with its obligations under this clause (d) with respect to any other person by obtaining contractual agreements from such persons);

except, in the case of clauses (a), (b) or (c), with the prior written approval of the Seller (hereinafter each a "Required Approval"). In the case of clauses
(a), (b) and (c), the Seller shall have sole and absolute discretion in its decision whether to grant or deny a Required Approval and may deny a Required Approval for any reason or for no reason; provided, however, that, in the case of clause (c), the Seller shall not unreasonably deny a Required Approval if the license, lease or other right to use any Name does not allow such license, lease or use after one year after the Control Period. Unless otherwise agreed in writing by the Seller, any such sale, transfer, assignment or other disposition, license, lease or other right to use, or security interest, lien or other encumbrance to which the Seller consents in writing shall be subject to and subordinate to the Seller's rights under this Agreement and shall be conditioned upon the other party thereto acknowledging in writing such rights and agreeing to be bound by the Buyer's obligations hereunder with respect to the applicable Name or Names or Shares. Any such sale, transfer, assignment or other disposition, license, lease or other right to use, or security interest, lien or other encumbrance to which the Seller shall not consent in writing shall be void ab initio.

                (2) Procedure

                    When the Buyer must obtain a Required Approval, the Buyer shall give written notice of the proposed transaction to the Seller and shall disclose to the Seller all of the terms and conditions relating to such transaction (including any agreements to be executed and delivered in connection therewith), the identity of the other party to such transaction and any direct or indirect relationship or association (if any) between such party and the Buyer before and after the consummation of the transaction. The Seller may approve or reject any such proposed transaction in its sole and absolute discretion and the Seller may also condition its approval of a proposed transaction upon the Seller receiving a portion of the transaction proceeds. The Seller shall respond in writing within fifteen (15) business days (excluding the date of receipt of the proposal) with either its approval or rejection of the proposed transaction. If the Seller does not respond in writing within fifteen
(15) business days as required hereunder, then the Buyer shall be entitled to assume that the Seller has approved the proposed transaction. If the Seller rejects a proposal, the Seller may, but is not required, to explain the basis for its rejection in order to facilitate a re-negotiation of an acceptable (to the Seller) transaction with respect to the Name or Shares in question.



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            iii. Multi-Year Leases/Licenses

            The Buyer agrees that if it grants any license, lease or other use of a Name for a period longer than one (1) year, the amount of consideration paid by the lessee/licensee under any such agreement shall be level and not increase or decrease except for adjustments to reflect inflation or revenues earned by the other party. In addition, no agreement shall provide for a disproportionate amount of the consideration to be paid during the First Year.

            iv. Audit Rights

            During the Control Period, the Buyer shall maintain adequate books and records (including but not limited to copies of all agreements entered into and all revenues earned) relating to all transactions relating to the Names in order to permit verification of compliance with the terms of this Agreement, including but not limited to the determination of revenues earned from the license, lease or other use of the Names, and the Seller shall have the right to audit, not less frequently than annually and upon reasonable notice, the books and records of the Buyer to verify such compliance. To the extent any revenue is collected directly by Gorman, or by an entity other than the Buyer, the Seller shall have the right to review Gorman's books and records or the books and records of such other entity.

            v. Domain Call Option

            During the Ten Percent Years, the Seller shall have the right to purchase the Portfolio as it is then constituted (excluding, however, those Names set forth in Exhibit E), and the Shares, and all of Buyer's rights, title and interest in, to and under any agreements or arrangements relating to the Names, from the Buyer for Four Million Five Hundred Thousand U.S. Dollars (US$4,500,000.00), said option price to be payable by the Seller in cash at closing, either by certified bank check or wire transfer. The Seller shall exercise such right by sending written notice to Buyer at any time during the Ten Percent Years and on or before the end of the Control Period. In order to permit the Seller to consider whether to exercise its right to purchase the Portfolio (as described above) and the Shares, upon the request of the Seller, the Buyer shall deliver to the Seller copies of all agreements, books and records relating to the Names and the Shares (or Asia.com, Inc. and India.com, Inc.) and disclose to the Seller any liabilities or obligations, whether contingent or otherwise, to which the Names or the Shares (or Asia.com, Inc. and India.com, Inc.) are then subject and of which Buyer has knowledge.

            In the event the Seller exercises the Domain Call Option, this Agreement shall terminate, except for the obligations of the parties under Article Six and Article Eight which shall survive termination.





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

5. Allocation of Receipts

         All payments received by the Buyer after the Closing for the license, lease or other use of a Name or in respect of the Shares prior to the Closing shall belong to the Seller and the Buyer shall account for same and promptly remit such payments to the Seller upon receipt. All payments received by the Seller before or after the Closing for the license, lease or other use of a Name or in respect of the Shares after the Closing shall belong to the Buyer, and the Seller shall account for same and promptly remit such payments to the Buyer upon receipt. Any payments made by the Seller prior to the Closing for expenses related to the Portfolio for periods following the Closing shall belong to the Seller and the Buyer shall account for same and promptly remit such payments to the Seller.

                                   ARTICLE TWO
                   REPRESENTATIONS AND COVENANTS OF THE BUYER

         The Buyer represents and warrants that:

         1. The Buyer is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full power and authority to enter into this Agreement and perform its obligations hereunder.

         2. The Buyer is qualified to conduct business in New Jersey.

         3. This Agreement has been duly executed and delivered on behalf of the Buyer and is a valid and binding contract of the Buyer, enforceable in accordance with its terms.

         4. The Buyer represents that, with the exception of the representations and warranties set forth in Article Four hereto, it is not relying upon any representation of the Seller respecting the condition of the Portfolio or any Name or any of the Shares or Asia.com, Inc. or India.com, Inc. and acknowledges that the Portfolio and the Shares are being sold "as is" and with "all faults." The Buyer acknowledges the disclosures set forth on Exhibit F.

         5. The Buyer agrees to comply with the restrictions set forth on Exhibit G.

         6. Prior to the Closing, copies of all of the written agreements set forth on Exhibit H to the extent in the possession of Seller were made available to the Buyer. The Buyer acknowledges that not all of the agreements set forth on Exhibit H have been reduced to writing or if reduced to writing are in the possession of Seller.

         7. Subject to its right to indemnification hereunder, the Buyer agrees to assume all rights, responsibilities and risks associated with the Portfolio, the Names and the Shares and further agrees to assume all risk of third party claims relating to the Portfolio, the Names or the Shares, including but not limited to claims that the use of one or more of the Names violates the rights of third parties or applicable law and known or unknown liabilities of Asia.com, Inc. or India.com, Inc.



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         8. The Buyer agrees that if it intends to let the registration of any
Name on Exhibit I, part 1, lapse for any reason, the Buyer will notify the Seller of such intent in writing at least thirty (30) days prior to any such proposed lapse, and the Seller shall have the right to resume the registration of the Name without payment to the Buyer, and upon such registration Buyer shall transfer and assign to Seller all of Buyer's right, title and interest in and to such Name. If the Seller does not give notice of its intent to resume registration of the Name within such thirty (30) day time period, the Buyer shall be free to let such the registration of such Name lapse. The Buyer agrees that it will not let the registration of any Name on Exhibit I, part 2, lapse for any reason other than as permitted in paragraph 3 of Schedule 5.3 of that certain Asset Purchase Agreement by and between Mail.com Inc. and Net2Phone Email, Inc., dated March 30, 2001, assigned to eXact Advertising LLC on May 10, 2002, and further assigned to mail.com Corporation on November 12, 2003.

                                  ARTICLE THREE
                     REPRESENTATIONS AND COVENANTS OF GORMAN

         Gorman represents and warrants that:

         1. This Agreement constitutes the legal, valid, and binding obligation of Gorman, enforceable against him in accordance with its terms.

         2. Neither the execution and delivery of this Agreement by Gorman nor the consummation or performance by Gorman hereunder will, directly or indirectly, with or without notice or lapse of time, contravene, conflict with or result in a violation or breach of any provision of any other agreement to which Gorman is a party.

         3. To Gorman's actual knowledge, the agreements set forth on Exhibit H are complete and accurate list of all agreements concerning the licensing, sale or other use of one or more specific Names.

         4. Gorman is the owner of one hundred percent (100%) of the ownership interests of the Buyer. No other person has any interest, whether legal or equitable, in the Buyer or any of its assets.

         5. Prior to the Closing, copies of all of the written agreements in Seller's possession set forth on Exhibit H were made available to Gorman. Gorman acknowledges that not all of the agreements set forth on Exhibit H have been reduced to writing or are in Seller's possession.

         Gorman agrees that he shall not transfer (including transfers occurring by merger, consolidation, issuance by Buyer of any equity interests or operation of law) any ownership interests in the Buyer until the conclusion of the Control Period, provided however that (i) a lifetime transfer of ownership interests in the Buyer to another legal entity that is wholly owned and controlled by Gorman or (ii) a transfer at death of ownership interests in the Buyer to Gorman's spouse and/or children, or to one or more trusts for the benefit of Gorman's spouse and/or children shall not be considered a transfer of ownership hereunder, provided that, in each case, such transfer is expressly subject to the terms and conditions of this Agreement.


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                                  ARTICLE FOUR
                          REPRESENTATIONS OF THE SELLER

         The Seller represents and warrants that:

         1. The Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and complete the transaction contemplated herein.

         2. The Seller is qualified to conduct business in New Jersey.

         3. This Agreement has been duly executed and delivered on behalf of the Buyer and is a valid and binding contract of the Seller enforceable in accordance with its terms.

         4. All of the agreements set forth on Exhibit H that have been reduced to writing and are in the possession of the Seller were provided by the Seller to the Buyer and Gorman for their review prior to the Closing.

         5. To the knowledge of the Seller, except for the security interests described in Section 2(b) of Article Five, the Portfolio, the Names and the Shares are free and clear of all liens and security interests.

         6. The Portfolio consists of all of Seller's rights, title and interest in, to and under the Names as set forth on the attached Exhibit I, parts 1 and 2, other than Seller's rights under this Agreement. Exhibit I, part 1, lists the Names within the Portfolio for which the Seller owns the MX records. Exhibit I, part 2, lists the Names within the Portfolio for which the Seller does not own the MX records. MX record means, for any Name, that portion of the registration data with respect to such Name which permits Internet mail ("email") to be directed to an email address at such Name (e.g. jdoe@domainname.com). Except as otherwise set forth herein, the Seller does not make, and expressly disclaims, any express or implied warranties of any kind whatsoever relating to the Portfolio, the Names, the Shares, Asia.com, Inc. and India.com, Inc., including but not limited to, implied warranties of merchantability or fitness for a particular purpose, warranties of title or non infringement.

         The Seller expressly makes no representations, and gives no warranties, with respect to the existence, status, assets, liabilities or condition of either Asia.com, Inc. or India.com, Inc.



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


                                  ARTICLE FIVE
                               CLOSING DELIVERIES

1. Gorman's Deliveries

         a. Termination of Employment

            Simultaneous with the execution of this Agreement, Gorman hereby terminates his employment by the Seller and resigns his position as a director of the Board of Directors of the Seller and as Chairman of the Board of Directors of the Seller. The Seller acknowledges receipt of Gorman's resignations in the form attached hereto as Exhibit J.

         b. Guaranty

            Simultaneous with the execution of this Agreement, Gorman guarantees the performance of this Agreement by the Buyer and delivers a guaranty in the form attached hereto as Exhibit K (hereinafter the "Guaranty"). The Seller acknowledges receipt of the Guaranty.

         c. Release

            Simultaneous with the execution of this Agreement, Gorman hereby delivers to the Seller a release in the form attached hereto as Exhibit L (hereinafter the "Gorman Release"). The Seller acknowledges receipt of the Gorman Release.

2. Seller's Deliveries

         a. Authorizations to Transfer Names

            Simultaneous with the execution of this Agreement, the Seller is forwarding the executed documents necessary to effect the Sale, the format of which is attached hereto as Exhibit M, to the appropriate registries.

         b. Termination of Liens on Portfolio

            As promptly as practicable after the execution and delivery of this Agreement, the Seller shall repay the entire principal of, and accrued interest on, the promissory notes held by Pentech Financial Services, Inc. ("Pentech") and GATX Financial Corporation - Capital Division ("GATX") which are secured, in part, by a lien upon the Seller's interest in the Portfolio. The Seller shall file, or cause to be filed, discharges of the liens, in the forms executed and delivered by The Bank of New York as collateral agent for Pentech and GATX, with the appropriate recording agency or agencies, upon receipt of the executed forms from The Bank of New York.

         c. Assignment of Existing Agreements affecting Specific Names

            i. The Seller hereby assigns to the Buyer all of its right, title and interest in, to and under any and all agreements that relate to one or more of the Names in the Portfolio as set forth in Exhibit H. All other terms and provisions of any such agreements are not assigned to Buyer but expressly retained by and for the Seller. Buyer accepts the assignment of all agreements concerning specific Names or the Shares and the Buyer agrees to fully perform under all assigned agreements. The Seller shall use reasonable commercial efforts to procure the assignment to the Buyer of all contracts relating to the Names or the Shares as promptly as practicable after the Closing. If any contract is not assignable by Seller to Buyer, Seller shall, to the extent feasible and practicable, give Buyer the benefit of the contract to the same extent as if the Seller had not been excluded from assigning such contract to the Buyer to the extent legally permissible without violating such contract, and the Buyer shall act as the Seller's subcontractor and agent and shall perform all of the obligations, receive all of the revenues under such contract and assume all of the liabilities under such contract or shall reimburse the Seller for its payment and performance thereunder. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed as an attempt to assign any contract that by its terms is not assignable without the consent of the other party.

            ii. With respect to the Names listed on part 2 of Exhibit I, the MX records for such Names are currently pointed to a location specified by mail.com Corporation, a Delaware corporation (hereinafter "MCC"). MCC currently has sole control over where the MX records are pointed via an agreement among MCC, the Seller, and Register.com (or other accredited registrar) (hereinafter the "MX Record Agreement"). Seller has assigned all of its right, title and interest in and to the MX Record Agreement to the Buyer pursuant to this Domain Name Purchase Agreement. The Buyer shall enter into its own agreement with MCC and Register.com (or other accredited registrar) to ensure that MCC continues to have sole control over the location to which the MX records are pointed. Until such agreement is entered into, the Buyer agrees that each Name listed on part 2 of Exhibit I shall be subject to the MX Record Agreement. Further, in the event the Buyer sells or otherwise transfers any Name listed on part 2 of Exhibit I to a third party, the Buyer shall require that third party to be bound by the terms of this subparagraph. The parties agree that MCC is a third-party beneficiary of this subparagraph of the Domain Portfolio Purchase Agreement.

         d. Severance Agreement

            In lieu of the severance provided under the Employment Agreement by and between Gorman and the Seller, dated November 12, 2002, as amended, severance shall be paid in accordance with the Severance Agreement executed this even date hereby by Gorman and the Seller in the form attached hereto as Exhibit N.


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


         e. Release

                  Simultaneous with the execution of this Agreement, the Seller hereby delivers to Gorman a release in the form attached hereto as Exhibit O (hereinafter the "Seller Release"). Gorman acknowledges receipt of the Seller Release.

                                   ARTICLE SIX
                                 INDEMNIFICATION

1. Indemnification by the Buyer

         Except as provided in paragraph 5 below (concerning indemnification for expenses), the Buyer shall indemnify and hold harmless the Seller and its employees, officers, directors, agents, and affiliates (hereinafter "Seller Indemnified Persons") from and against, and shall pay to said Seller Indemnified Persons, any and all loss, liability, claim, damage (including incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), resulting or arising, directly or indirectly, from or in connection with:

         a. A breach of any representations, warranties, covenants or agreements of the Buyer hereunder or the failure by the Buyer to fully perform in accordance with this Agreement or any of the other agreements executed in connection with this Agreement;

         b. The failure by the Buyer to fully perform in accordance with the agreements assigned to the Buyer pursuant to this Agreement (hereinafter the "Assignment Indemnification"); or

         c. The claim of any person the gravamen of which is "cybersquatting" or "trademark infringement" with respect to a Name (hereinafter the "Cybersquatting Indemnification").

         Notwithstanding the foregoing, the Buyer does not indemnify the Seller for any loss in value of the Portfolio or any Name that results from (i) legal or other disputes regarding the ownership of, or right to use, any Name; (ii) changes in law or regulation which affect the ownership or right to use any Name; or (iii) the Buyer's election to not renew the registration of any Name for any reason, provided that Buyer has complied with its obligations under the last paragraph of Article II; and provided further, however, that the Buyer shall indemnify the Seller for failure to renew the registration of any Name set forth on Exhibit I, part 2 except for such non-renewals as permitted in paragraph 3 of Schedule 5.3 of that certain Asset Purchase Agreement by and between Mail.com Inc. and Net2Phone Email, Inc., dated March 30, 2001, assigned to eXact Advertising LLC on May 10, 2002, and further assigned to mail.com Corporation on November 12, 2003.

2. Gorman Indemnification Rights Under Charter, By-laws and Indemnification Agreements

         Gorman's right to indemnification under the Seller's Amended and Restated Certificate of Incorporation, the Seller's Bylaws and any existing indemnification agreements between the Seller and Gorman (hereinafter the "D&O Indemnification") shall remain in full force and effect after the Closing and shall survive the termination of Gorman's employment in accordance with their existing terms and conditions.

3. Indemnification by Gorman

         Gorman shall indemnify and hold the Seller harmless from and against, and shall pay to the Seller, any Damages resulting or arising, directly or indirectly, from or in connection with:

         a. A breach of any representations, warranties, covenants or agreements of Gorman hereunder; or

         b. The failure by Gorman to fully perform under this Agreement and any of the agreements set forth as Exhibits hereto and executed by Gorman this even date herewith in connection with this Agreement.

4. Indemnification by the Seller

         The Seller shall indemnify and hold harmless the Buyer and its employees, officers, directors, agents, and affiliates (hereinafter "Buyer Indemnified Persons") from and against, and shall pay to said Buyer Indemnified Persons, any Damages resulting or arising, directly or indirectly, from or in connection with:

         a. A breach of any representations, warranties, covenants or agreements of the Seller hereunder;

         b. A failure by the Seller to fully discharge the Excluded Liabilities when due; or

         c. The failure by the Seller to fully perform in accordance with this Agreement or any of the other agreements executed in connection with this Agreement.

5. Expense Indemnification

         If a suit or claim is asserted by the Seller against the Buyer or Gorman, or by the Buyer or Gorman against the Seller, and there are no third party plaintiffs or third party defendants involved in such suit or claim, then if such suit or claim entitles a Party to indemnification by another Party under this Agreement, the Party asserting the right of indemnification shall be entitled to indemnification for all expenses only in the event said Party prevails in the underlying suit or claim. In all other situations, the Party entitled to indemnification hereunder shall be entitled to indemnification for all expenses regardless of the ultimate outcome of any underlying suit or claim.

6. Third Party Claims After Closing

         Each Party shall bear its own costs arising from the claim of any person that the Sale is in violation of the rights of that person, or of other persons.

7. Notice and Defense of Claims

         The Party claiming indemnification hereunder (hereinafter the "Indemnified Party") may make claims for indemnification by giving written notice to the Party from whom indemnification is sought (hereinafter the "Indemnifying Party") within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the Indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving such notice the Indemnifying Party shall give written notice to the Indemnified Party stating whether it will defend against any third party claim or liability at its own cost and expense. The Indemnifying Party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld) as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel. If no such notice of intent to dispute and defend a third party claim or liability is given by the Indemnifying Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability (with counsel selected by the Indemnified Party), and to compromise or settle it, exercising reasonable commercial judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the Indemnifying Party, then the Indemnified Party shall make available such information and assistance as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. The Indemnifying Party shall pay the Indemnified Party for all expenses as incurred.

                                  ARTICLE SEVEN
                                      TAXES

         Buyer and Seller shall endeavor in good faith to agree upon an allocation (the "Allocation") of the purchase price among the Names and the Shares. If Buyer and Seller agree upon the Allocation, then each of Buyer and Seller agrees to file all tax reports, returns and other statements (including, but not limited to, Internal Revenue Service Form 8594), and conduct any audit, tax proceeding or tax litigation relating thereto consistent with the Allocation so agreed. Neither Buyer nor Seller shall take any position (whether in audits, tax returns, or otherwise) that is inconsistent with the agreed Allocation unless required to do so by applicable law.

                                  ARTICLE EIGHT
                                  MISCELLANEOUS

1. Legal Fees

         Each Party shall bear his or its own legal expenses in connection with the Sale.

2. Registration Fees

         The Buyer shall promptly reimburse the Seller for one-half (1/2) of the cost of the re-registration fees necessary to effect the Sale.

3. Additional Expenses

         The Seller has borne the cost associated with the initial preparation of the documents authorizing the re-registration of the Names to effect the Sale, as set forth in Exhibit M. The Seller has prepared such documents in good faith. However, if any registrar shall refuse to re-register any Name for any reason, any additional costs associated with re-registration shall be shared in equal parts by the Buyer and the Seller. The Parties acknowledge that any such subsequent costs will, as a practical matter, be borne initially by the Seller because the Seller is the current registrant of the Names. Therefore, the Seller shall, in good faith, calculate any such costs, based upon the hourly wage of the person or persons involved and the time actually spent, and the Buyer shall promptly reimburse the Seller for one-half (1/2) of such costs.

4. Cooperation

         Each Party agrees to execute such documents and undertake such actions after the Closing as shall be reasonably required to effectuate the purpose of this Agreement.

5. Confidentiality

         Except to the extent disclosure is required by law, regulation, stock market rule or an order of a court of competent jurisdiction, the Parties agree to keep the terms and conditions of this Agreement confidential and shall disclose the terms and conditions of this Agreement only to professional advisors on a need-to-know basis. In addition, Gorman may disclose the general parameters of this Agreement to immediate family members, provided that they have been advised of this confidentiality provision and have agreed to be bound by it.

6. Survival

         a. This Agreement survives the Closing and shall govern the relationships among the Parties with respect to the Portfolio for the Control Period.

         b. Except as set forth below concerning the survival of specific provisions of this Agreement, this Agreement shall terminate upon the conclusion of the Control Period. This Agreement may be terminated prior to the conclusion of the Control Period only by the exercise of the Domain Call Option or by the unanimous written agreement of the Parties.

         c. The Assignment Indemnification and the Cybersquatting
Indemnification shall each survive until the sixth (6th) anniversary of this Agreement.

         d. The D&O Indemnification shall survive in accordance with the terms thereof.

         e. The representations of the Parties shall survive until the second
(2nd) anniversary of this Agreement.

         f. All other indemnifications hereunder shall survive until sixty (60) days following the expiration of the period of limitations for bringing claims under this Agreement.

         g. Any Domain Revenue Share accrued but not paid prior to the termination of this Agreement shall be paid by the Buyer to the Seller within thirty (30) days of the receipt of any revenues by the Buyer.

7. Press Announcement

         The Seller and Gorman shall jointly prepare a press announcement acceptable to both concerning the transactions contemplated hereby and Gorman's resignation from the Seller.

8. Non-Disparagement

         Each Party agrees to not make any disparaging, negative, or other statements regarding any other Party which could be reasonably expected to have an adverse effect on the business, affairs, or reputation of the other Party.

9. Choice of Law

         This Agreement and all disputes, controversies, or claims arising out of or relating to this Agreement or a breach thereof shall be governed by the laws of the State of New Jersey without reference to the principles of conflicts of law that would apply the law of another state.

10. Jurisdiction

         Each Party agrees to the exclusive personal jurisdiction of the courts of the State of New Jersey and the Federal courts for the District of New Jersey for all matters arising from this Agreement. Each Party waives all claims of forum non conveniens in the selection of forum by any other Party.

11. Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties.

12. Entire Agreement, Amendment

         This Agreement constitutes the complete and entire agreement among the Parties with respect to the subject matter herein and supersedes any prior agreement, oral or written, among the Parties concerning this matter. This Agreement may be amended only by the written consent of all the Parties.

13. Binding Agreement; No Third Party Beneficiaries; Assignment

         This Agreement is the binding agreement of each of the Parties and shall be binding upon, and inure to the benefit of, each Party's successors, heirs, and assigns. Except as expressly set forth in the second paragraph of
Section 2.c. of Article Five of this Agreement, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, the parties indemnified hereunder and the respective successors and permitted assigns of all of the foregoing and they shall not be construed as conferring and are not intended to confer any rights on any other persons, including the right to enforce any of the provisions of this Agreement. Without limiting the generality of the foregoing, this Agreement expressly does not confer any rights, and is not intended to confer any rights, on any persons who are party to any of the agreements set forth on Exhibit H (other than the parties hereto, the parties indemnified hereunder and the respective successors and permitted assigns of all of the foregoing).

         Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that the Seller may assign its rights hereunder to any lender to secure debt obligations owed to such lender and in connection with a merger or consolidation of the Seller with, or a transfer of all or substantially all of the Seller's assets to, another person.

14. Context

         In all references herein to any parties, persons, or entities, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of this Agreement may require. All references herein to this Agreement shall include all Exhibits to this Agreement as well as this Agreement itself.

15. Notices

         All notices, consents, requests, instructions, approvals, and other communications provided for herein shall be deemed validly given if in writing and delivered personally or sent by overnight courier, or by certified mail, postage prepaid and return receipt requested, to:

         If to the Buyer:           Gerald Gorman
                                    415 Bernardsville Road
                                    Mendham, New Jersey 07945

                  With copy to:     Michael Helmer, Esq.
                                    Thacher Proffitt & Wood LLP
                                    25 DeForest Avenue
                                    Summit, New Jersey 07901

         If to Gorman:              Gerald Gorman
                                    415 Bernardsville Road
                                    Mendham, New Jersey 07945

                  With copy to:     Michael Helmer, Esq.
                                    Thacher Proffitt & Wood LLP
                                    25 DeForest Avenue
                                    Summit, New Jersey 07901

         If to the Seller:

                                    EasyLink Services Corporation
                                    33 Knightsbridge Road
                                    Piscataway, New Jersey 08854
                                    Attention: Chief Executive Officer

                  With copy to:     David Ambrosia, Esq.
                                    Executive Vice President and General Counsel
                                    EasyLink Services Corporation
                                    33 Knightsbridge Road
                                    Piscataway, New Jersey 08854

Notice shall be deemed to have been given on the date of delivery if delivered personally or by overnight courier and on the third day following the date of mailing if delivered by certified mail.

         IN WITNESS WHEREOF, we have hereunto affixed our seals and our signatures on the date first written above.

ATTEST                                 EASYLINK SERVICES CORPORATION, SELLER



/s/David Ambrosia                      By: /s/Thomas Murawski
---------------------------                ------------------------------------
Name: David Ambrosia                       Name: Thomas Murawski
Title: EVP, GC & Secretary                 Title: President and Chief Executive
                                                  Officer

WITNESS                                NJ DOMAINS, LLC, BUYER



/s/Jennifer Saal                       By: /s/Gerald Gorman
---------------------------                ------------------------------------
Name: Jennifer Saal                        Name: Gerald Gorman
                                           Title: Manager

WITNESS                                GERALD GORMAN



/s/Jennifer Saal                       /s/Gerald Gorman
---------------------------                ------------------------------------
Name: Jennifer Saal                    Gerald Gorman

                                    EXHIBIT D

                    Amendment No. 2 dated December ___, 2004
                      (Termination of Employment Agreement)
                                       To
                  Employment Agreement dated November 12, 2002

         Amendment No. 2 (this "Amendment") dated December ____, 2004 to Employment Agreement (the "Agreement") dated November 12, 2002 between EasyLink Services Corporation ("EasyLink") and Gerald Gorman (the "Executive"), amended previously on November 12, 2003.

         WHEREAS, the Company and the Executive desire to terminate the Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the terms and conditions of that certain Domain Portfolio Purchase Agreement of even date herewith, the Company and the Executive hereby agree as follows:

1. The parties hereto hereby agree that, except as expressly set forth below, the Agreement is terminated effective this even date herewith.

2. The following provisions of the Agreement, as previously amended, shall survive this termination:

         a. Section 5 concerning "Confidentiality and Restrictive Covenants;"
         b. Section 6 concerning "Intellectual Property;" and
         c. Section 8 containing miscellaneous provisions.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

EXECUTIVE                                 EASYLINK SERVICES CORPORATION



___________________________________       By:_________________________________
Gerald Gorman                             Name:
Title:

                                    EXHIBIT K

         THIS GUARANTY OF DOMAIN PORTFOLIO PURCHASE AGREEMENT (hereinafter the "Guaranty") made and delivered this ____day of December, 2004, by GERALD GORMAN, an individual with an address of (hereinafter "Gorman") in favor of EasyLink Services Corporation, a Delaware corporation with its principal place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 (hereinafter "EasyLink").

         IN CONSIDERATION of the terms and conditions of that certain Domain Portfolio Purchase Agreement executed this even date herewith by and among EasyLink, Gorman, and NJ Domains, LLC, a New Jersey limited liability company (hereinafter "NJ Domains") with its principal place of business at 415 Bernardsville Road, Mendham, New Jersey 07945, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

         1. Guaranty and Suretyship. Gorman hereby unconditionally and irrevocably becomes surety to EasyLink, its successors and assigns for the full, faithful and punctual performance of each and all of the covenants, agreements, and conditions of the Domain Portfolio Purchase Agreement to be kept and performed by NJ Domains or its successors or assigns, including the punctual payment of all monetary obligations due and owing by NJ Domains or its successors or assigns under the Domain Portfolio Purchase Agreement, together with all costs and expenses (including costs of indemnification and reasonable attorneys' fees and cost of suit, all as described in the Domain Portfolio Purchase Agreement) incurred by EasyLink in connection with the foregoing (hereinafter collectively referred to as the "Liabilities"). The Liabilities expressly do not include the liabilities of Asia.com, Inc., India.com, Inc., or NJ Domain's liabilities to third parties.

         2. Representation of Gorman. Gorman represents that at the time of the execution and delivery of this Guaranty nothing exists to impair the effectiveness of the obligations of Gorman to EasyLink hereunder, or the immediate taking effect of this Guaranty between Gorman and EasyLink with respect to Gorman becoming a surety for the Liabilities.

         3. Limitation of Waivers by EasyLink. The waiver of any right by EasyLink or its failure to exercise promptly any right shall not be construed as the waiver of any other right, including the right to exercise the same at any time thereafter. No waiver or modification of any of the terms or conditions of this Guaranty shall be binding against EasyLink unless such waiver or modification is in a writing signed by EasyLink.

         4. Binding Effect. The provisions of this Guaranty shall bind all of the respective heirs, executors, administrators, legal representatives, successors and assigns of Gorman and shall inure to the benefit of EasyLink, its successors and assigns.

         5. Termination. This Guaranty shall survive for so long as any NJ Domains obligations shall remain in effect under the Domain Portfolio Purchase Agreement.


WITNESS                             GERALD GORMAN



-------------------------------     ------------------------------------------
Name:                               Gerald Gorman

                                    EXHIBIT L

         THIS RELEASE (the "Release") is made and delivered this ____ day of December, 2004 by Gerald Gorman, an individual with an address of 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "Gorman") in favor of EasyLink Services Corporation, a Delaware corporation with its principal place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 (hereinafter "EasyLink") in connection with the execution this even date herewith of that certain Domain Portfolio Purchase Agreement.

         IN CONSIDERATION of the terms and conditions of the Domain Portfolio Purchase Agreement executed this even date herewith by and among EasyLink, Gorman, and NJ Domains, LLC, a New Jersey limited liability company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         1. Gorman acknowledges and agrees that, in granting the releases below, he is acting of his own free will, voluntarily and on behalf of himself, his heirs, administrators, executors, successors and assigns.

         2. Gorman hereby releases EasyLink and its subsidiaries, affiliates, directors, officers, employees, and agents, and each of them, from any and all Claims (as hereinafter defined but expressly excluding Claims arising from Gorman's employment by EasyLink), arising from the beginning of time until the date of this Agreement, expressly excluding however any Claims which may arise under:

                  a. Any agreement executed this even date herewith; and

                  b. Any agreement providing for the indemnification of Gorman as a director or officer of EasyLink, whether such agreement is found in EasyLink's Amended and Restated Certificate of Incorporation, EasyLink's bylaws, or an agreement between Gorman and EasyLink concerning such indemnification.

         For purposes of this Release, "Claims" shall mean debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind.


WITNESS                             GERALD GORMAN



-------------------------------     ------------------------------------------
Name:                               Gerald Gorman

                                    EXHIBIT N

         THIS SEVERANCE AGREEMENT (hereinafter the "Severance Agreement") made this ____ day of December, 2004, by and between GERALD GORMAN, an individual with an address of 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "Gorman") and EASYLINK SERVICES CORPORATION, a Delaware corporation with its principal place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 (hereinafter the "Corporation"). Gorman and the Corporation are each a "Party" and together the "Parties."

         WHEREAS, Gorman is Chairman of the Board of Directors of the Corporation; and

         WHEREAS, Gorman has resigned as Chairman and Director of the Corporation this even date herewith; and

         WHEREAS, the Parties wish to ensure that Gorman's resignation does not disrupt the operations of the Corporation;

         NOW THEREFORE, the Parties agree as follows:

1. Severance Payments

         Provided that Gorman has not revoked his acceptance of this Agreement in accordance with Paragraph 16 hereof, the Corporation will pay severance to Gorman in the amount of two hundred fifty thousand dollars ($250,000.00) payable over a period of two (2) years (the "Severance Period") in accordance with the Corporation's standard payroll procedures. Severance payments will be subject to normal payroll taxes and deductions and will commence within two (2) weeks of the expiration of the revocation period set forth in Paragraph 16.

2. Health Insurance

a. Gorman shall continue to participate in the Corporation's group health plan for a period of six (6) months. During such period, each of the Corporation and Gorman shall continue to pay its or his monthly premium for Gorman's continued participation in the group health plan in accordance with the usual policy of the Corporation. During the initial six (6) month period, any increase to the Corporation's premium shall be borne by the Corporation and any increase to Gorman's premium shall be borne by Gorman.

b. Following the initial six (6) months, Gorman shall elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for the standard COBRA period of eighteen (18) months. The Corporation shall pay Gorman's monthly COBRA premiums during such period up to the dollar amount paid by the Corporation at the conclusion of the initial six (6) month period and Gorman shall pay all amounts in excess thereof.

         c. If, at any time during the Severance Period, Gorman would prefer to obtain private health insurance in lieu of participation in the Corporation's group health plan, the Corporation shall pay for the premiums for such private health insurance during the balance of the Severance Period, provided however that the Corporation shall not pay, in monthly premiums to the private insurer, an amount in excess of the monthly premium which the Corporation would otherwise be paying under subparagraph a. or b., above.

3. Options

         The vesting of options shall terminate upon the execution of this Severance Agreement.

4. Life Insurance

         During the Severance Period, the Corporation shall continue to provide Gorman with life insurance as provided immediately prior to the execution of the Severance Agreement, provided however that the Corporation shall not pay any premium for such insurance in excess of the premiums paid immediately prior to the execution of this Severance Agreement.

5. 401(k) Plan

         Gorman's participation in the Corporation's 401(k) plan shall terminate upon execution of this Severance Agreement and the Corporation shall provide Gorman with information regarding roll-over rights.

6. Unused Vacation

         In accordance with the Corporation's usual practice, Gorman shall be entitled to a lump sum payment, subject to normal payrolls taxes and deductions, as payment for all vacation which Gorman has accrued, but not used, as of the date hereof. Said payment shall be made within two (2) weeks of the expiration of the revocation period set forth in Paragraph 16.

7. Office

         Gorman shall be entitled to use his office at the Corporation for a period of four (4) months following the date of this Severance Agreement, during which time the secretarial support services of the Corporation will continue to be available to him.

8. Return of Property

         Gorman agrees to immediately return to the Corporation all company property, records, and files belonging to the Corporation which he has in his possession including, but not limited to, all memoranda, notes, records, reports, plans, forecasts, spreadsheets, and other documents in any form whatsoever (including information contained in computer memory or any computer disks, tapes, and other media) relating to the Corporation's business, which Gorman obtained while employed by or otherwise servicing or acting on behalf of the Corporation. Gorman further agrees to take all necessary actions, if required by and at the cost of the Corporation, to vest such property rights in the Corporation. Gorman may retain the Corporation's laptop computer once all Corporation information has been removed.

9. Confidentiality

         Gorman agrees to maintain the confidentiality of all information relating to the Corporation, including, but not limited to, the business, finances, customers, trade practices, trade secrets, developments, methods and know-how of the Corporation and agree not to disclose any such confidential information to anyone, or to make any use of any such confidential information, on his own behalf or on behalf of any third party, without the Corporation's prior written consent.

10. Nondisparagement

         The Corporation and Gorman each agree that neither will make, nor cause to be made, any statements, observations or opinions, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the reputation of the other.

11. Remedies

         a. In the event the Corporation breaches this Severance Agreement, Gorman may only institute an action for specific enforcement of the terms of this Agreement and seek damages resulting from that breach. Gorman may not institute before any local or state administrative agency, or before any court, any proceeding based on any claims related to his employment with the Corporation or the termination of his employment with the Corporation as released herein. The prevailing party in any action to enforce this Severance Agreement will be entitled to an award of attorneys' fees and costs in addition to any other legal or equitable relief.

         b. Gorman agrees that any unauthorized disclosure to third parties of any such confidential information would cause irreparable damage to the trade secret status of such information, if applicable, and to the Corporation, and that, since the Corporation would have no adequate remedy at law, in the event such a disclosure or threatened disclosure is proven, the Corporation will be entitled to an injunction, prohibiting Gorman from any such disclosure or attempted disclosure.

12. Release

         In consideration of the terms and conditions of this letter, which constitute good and valuable consideration, Gorman

         a. Agrees that he is hereby acting of his own free will, voluntarily and on behalf of himself, his heirs, administrators, executors, successors and assigns, and

         b. Understands and agrees that this Severance Agreement is legally binding and that by signing it, he is giving up certain rights; and

         c. Releases the Corporation and its subsidiaries, parent, and affiliates, together with each of those entities' directors, officers, employees, shareholders, fiduciaries, administrators, and agents, and each of them (collectively the "Released Parties"), from any and all debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind, including but not limited to any and all claims, demands, rights, and/or causes of action arising out of his employment, or the termination of his employment, with the Corporation or relating to purported employment discrimination or violations of civil rights, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, Executive Order 11246, the Equal Pay Act of 1963, the Rehabilitation Act of 1973 (including Section 504 thereof), the Employee Retirement Income Security Act of 1974, the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1 et. seq., (all as they may have been amended) or any other applicable federal, state, or local employment discrimination statute or ordinance or any other claim, whether statutory or based on common law, arising by reason of Gorman's employment, or the termination of his employment, with the Corporation, or relating in any way to his employment relationship with the Corporation or any of the other Released Parties, or by reason of any other matter, cause, or thing whatsoever, from the first date of Gorman's employment to the date of this Severance Agreement. This release specifically includes, but is not limited to, any claims based upon the right to the payment of wages, bonuses, vacation, pension benefits, stock benefits or any other employee benefits, or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of age, race, color, religion, creed, sex, affectional or sexual orientation, national origin, ancestry, nationality, mental or physical disability, alienage or citizenship status, marital status, familial status, liability for service in the Armed Forces of the United States, atypical hereditary cellular or blood trait or any other genetic information, AIDS and HIV infection, harassment or any other basis prohibited by law, and

         d. Represents that he has not filed against the Corporation or any of the other Released Parties, any complaints, charges or lawsuits with any governmental agency or any court prior to the date hereof.

13. Review Period

         Gorman shall have twenty-one (21) days from the date this Severance Agreement is delivered to him to consider the terms detailed herein. By executing this Severance Agreement, Gorman acknowledges that he has been given this twenty-one (21) day period within which to consider this Severance Agreement.

14. Consideration

         Gorman hereby acknowledges that the consideration he is receiving hereunder and under that certain Domain Portfolio Purchase Agreement executed this even date herewith is greater than he would otherwise have received had he not signed this Severance Agreement and that the consideration thus received is given in exchange for all of the provisions hereof.

15. Attorney Consultation

         Gorman has been advised by the Corporation to consult with an attorney before signing this letter, and this Paragraph 15 constitutes such advice in writing. By executing this Severance Agreement, Gorman acknowledges that he has been advised by an attorney or has knowingly waived his right to be so advised.

16. Revocation Period

         For a period of seven (7) days following his execution of this Severance Agreement, Gorman may revoke this letter by written notification to the Corporation. The terms of this Severance Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired.

17. No Admission of Liability

         Gorman acknowledges that payment by the Corporation of the severance payments described herein is not an admission of any liability whatsoever on the part of Corporation in connection with Gorman's employment by the Corporation and/or the termination of said employment.

18. Cooperation During Transition Period

         Gorman will fully cooperate with the Corporation following the date of this Severance Agreement in order to assist the Corporation with the transition of his duties from time to time. Such cooperation shall include, but not be limited to, answering questions regarding the Corporation's business, customer relationships, and items of a similar nature.

19. Non-Disclosure

         Gorman agrees that the amounts paid to him, as well as the terms and conditions set forth in this Severance Agreement, will be kept confidential by him, and that he will not reveal the terms and conditions set forth in Severance Agreement except in response to a valid subpoena or other legal process, or to his professional advisors and immediate family members, provided that they are made aware of this Non-Disclosure provision and agree to abide by it. Gorman acknowledges that the terms and conditions of this Severance Agreement may be disclosed by the Corporation in accordance with the requirements of applicable law.

20. Entire Agreement

         This Severance Agreement constitutes the entire agreement between Gorman and the Corporation concerning the subject matter herein and may not be altered or modified except in writing signed by both parties. In the event of any conflict between the terms of this Severance Agreement and the terms of Gorman's employment agreement, the Corporation's stock option plan[s], or any of Gorman's stock option grant agreements, the terms of this Severance Agreement will govern. This Severance Agreement will be governed by the laws of the state of New Jersey without reference to its choice of law rules.

         IN WITNESS WHEREOF, Gorman and the Corporation have hereunto set their hands and seals on the date first written above.

ATTEST                                      EASYLINK SERVICES CORPORATION


___________________________________         By:_________________________________
Name:                                          Name:
Title:                                         Title:


WITNESS                                     ACCEPTED AND AGREED



___________________________________         ____________________________________
Name:                                       Gerald Gorman

Date:______________________________         Date:_______________________________

                                    EXHIBIT O

          THIS RELEASE (the "Release") is made and delivered this ____ day of December, 2004 by EasyLink Services Corporation, a Delaware corporation with its principal place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 (hereinafter "EasyLink") in favor of Gerald Gorman, an individual with an address of 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "Gorman") in connection with the execution this even date herewith of that certain Domain Portfolio Purchase Agreement by and among EasyLink, Gorman, and NJ Domains, LLC, a New Jersey limited liability company, with its principal place of business at 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "NJ Domains").

         IN CONSIDERATION of the terms and conditions of the Domain Portfolio Purchase Agreement executed this even date herewith by and among EasyLink, Gorman, and NJ Domains, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         EASYLINK hereby releases Gorman from any and all Claims (as hereinafter defined), arising from the beginning of time until the date hereof, including, but not limited to, any and all Claims arising out of Gorman's employment by EasyLink Services Corporation (or any predecessor thereto). This Release expressly excludes any Claims which may arise after the date hereof under the Domain Portfolio Purchase Agreement, the Guaranty of Domain Portfolio Purchase Agreement, or any of the transactions contemplated thereby. "Claims" shall mean debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind.


ATTEST                              EASYLINK SERVICES CORPORATION



_______________________________     By:_______________________________________
Name:                                  Name:
Title:                                 Title: